EXHIBITS
                                   ========

                                                                  REFERENCE NUMBER 11
DIME COMMUNITY BANCORP, INC. AND SUBSIDIARY
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS <F1>

                                                         FOR THE              FOR THE
                                                      THREE MONTHS          NINE MONTHS
                                                          ENDED                ENDED
                                                    MARCH 31, 1997       MARCH 31, 1997
                                                    ------------------------------------
Net income                                                   $3,498               $9,661

Weighted average common shares outstanding                   12,986               13,260

Common stock equivalents due to dilutive effect
   of stock options                                             241                    6
                                                       ------------          -----------
Total weighted average common shares and
   common share equivalents                                  13,227               13,266
                                                            =======              =======
Earnings per common share and common share
    equivalents                                               $0.26                $0.73
                                                            =======              =======
Total weighted average common shares and
   common share equivalents                                  13,227               13,266

Additional dilutive shares using ending period
    market value versus average market value for
    the period when utilizing the treasury stock
    method regarding stock options                               88                  108
                                                       ------------         ------------
Total shares for fully diluted earnings per share            13,315               13,374
                                                            =======              =======
Fully diluted earnings per common share and
    common share equivalents                                  $0.26                $0.72
                                                            =======              =======

<F1> Earnings per share are not presented for the three and nine-month periods ended March 31, 1996 as these amounts are not considered meaningful since the initial public offering of the Company's stock did not occur until June, 1996.